Exhibit 16.0


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                                              Deloitte & Touche LLP 1700
                                              Market Street Philadelphia, PA
                                              19103  USA
                                              Tel: + 1 215 246 2300
                                              Fax: +1 215 569 2442
                                              www.deloitte.com


    May 24, 2007

    Securities and Exchange Commission
    100 F Street, N.E.
    Washington, D.C.  20549-7561



    Dear Sirs/Madams:

    We have read Item 4 of First Keystone Financial, Inc.'s Form 8-K dated May 24, 2007, and have the following comments:

    1. We agree with the statements made in first, third, fourth, and fifth paragraphs.

    2. We have no basis on which to agree or disagree with the statements made in the second and sixth paragraphs.



    Yours truly,



    /s/Deloitte & Touche LLP